Exhibit 99.1

[Youbet Logo]

For Immediate Release

Churchill-Magna announcement comports with Youbet business model

Company says Q4 earnings will fall short of expectations;
announces initiation of annual earnings guidance for 2007

Woodland Hills, CA, March 6, 2007 – Youbet.com, Inc. (NASDAQ:UBET) said today that the objectives espoused by Churchill Downs and Magna Entertainment in their announcement of a content joint venture yesterday validate Youbet’s substantial investments in a number of areas including its distribution model for racing content.

“We applaud the commitment by both companies to invest in wagering integrity, security and product innovations,” said Youbet CEO Charles F. Champion. “These are the types of significant expenditures Youbet has made in the past decade to generate appropriate returns for both shareholders and industry stakeholders.”

Champion said that Youbet expects to continue to have access to Magna and Churchill content. “While we have not seen any agreements or proposals at this early stage, the joint venture’s stated emphasis on broader distribution of racing content bodes well for our non-exclusive business model, which has produced annual increases in handle far in excess of the industry average due to our highly effective targeted marketing of content to a loyal customer base in forty states.

“In addition,” he said, “we anticipate that additional competition in the advanced deposit wagering market will have a beneficial impact on the industry’s overall levels of wagering growth.”

Separately, the company said that one-time costs associated with, among other things, its successful defense against claims brought by TVG with respect to license terms and fee arrangements would cause the company to report a larger than expected loss for the fourth quarter of 2006.

The company also said that it will initiate annual earnings guidance and expects diluted earnings per share of $.15 to $.17 for 2007. The guidance details will be incorporated in the company’s year-end release and conference call scheduled for March 13, 2007.

About Youbet.com, Inc.

Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com’s International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

Youbet.com’s website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. Youbet.com’s Players Trust(SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.

The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet’s play-for-points racing education website – www.Youbet.net – is helping to attract new fans to racing. Youbet.com is the exclusive provider of horse racing content for CBS SportsLine.com. More information on the company can be found at www.youbet.com.

Forward Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “potential,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. These risks, uncertainties and other factors are discussed in Youbet’s Form 10-K for the year ended December 31, 2005, as updated in Youbet’s Forms 10-Q for the quarter ended June 30, 2006, and in Youbet’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact:
Gary Sproule, CFO 818-668-2100	Hud Englehart (Media) Beacon Advisors 312-222-5801	William Schmitt (Investors) Integrated Corporate Relations 203-682-8200